Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-151942 of Potash Corporation of Saskatchewan Inc. on Form S-8 of our report dated June 26, 2012, relating to the financial statements appearing in this Annual Report on Form 11-K of the PCS Nitrogen 401(k) Savings Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 26, 2012